Exhibit 99.5

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 21st day of March, 2008.

CVCIGP II JERSEY INVESTMENT L.P.

By: Citigroup Venture Capital International Investment G.P. Limited, as General Partner

By:  /s/ Michael Robinson

Name: Michael Robinson

Title: Alternate Director

CITIGROUP VENTURE CAPITAL INTERNATIONAL INVESTMENT G.P. LIMITED

By:  /s/ Michael Robinson

Name: Michael Robinson

Title: Alternate Director

CITIGROUP VENTURE CAPITAL INTERNATIONAL DELAWARE CORPORATION

By:  /s/ Alfred Rodrigues

Name: Alfred Rodrigues

Title: Director

CITICORP INTERNATIONAL FINANCE CORPORATION

By:  /s/ William H. Wolf

Name: William H. Wolf

Title: Vice President

CITICORP BANKING CORPORATION

By:  /s/ William H. Wolf

Name: William H. Wolf

Title: Vice President

CITIGROUP INC.

By:  /s/ Riqueza V. Feaster

Name: Riqueza V. Feaster

Title: Assistant Secretary